Exhibit 99.5

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of Knology, Inc.

We have audited the consolidated financial statements of Knology, Inc. and subsidiaries as of and for the year ended December 31, 2002 and have issued our report thereon dated February 14, 2003 (which report expresses an unqualified opinion includes explanatory paragraphs relating to the Company’s change in its method of accounting for stock-based compensation to conform with Statement of Financial Accounting Standards No. 123, the Company’s change in its method of accounting for goodwill and other intangible assets to conform with Statement of Financial Accounting Standards No. 142, and the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations); such report is included elsewhere in this Form 10-K. Our audit also included the 2002 consolidated financial statement schedule of Knology, Inc., listed in Item 15. This consolidated financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audit. In our opinion, such 2002 consolidated financial statement schedule, when considered in relation to the basic 2002 consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. The financial statement schedules of the Company for the years ended December 31, 2001 and 2000 were audited by other auditors who have ceased operations. Those auditors expressed an opinion, in their report dated February 7, 2002, that such 2001 and 2000 financial statement schedules, when considered in relation to the 2001 and 2000 basic financial statements taken as a whole (prior to the disclosures referred to above), presented fairly, in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

February 14, 2003

SCHEDULE II

KNOLOGY, INC. AND SUBSIDIARIES

VALUATION AND QUALIFYING ACCOUNTS

FOR THE YEARS ENDED DECEMBER 31, 2000, 2001, AND 2002

(DOLLARS IN THOUSANDS)

	YEAR ENDED DECEMBER 31,
	2000	2001	2002
Allowance for doubtful accounts, balance at beginning of year	$695	$748	$803
Addition charged to cost and expense	1,922	2,823	3,595
Deductions	(1,869)	(2,760)	(2,204)

Allowance for doubtful accounts, balance at end of year	$748	$811	$2,194